UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2018

UNITED STATES NATURAL GAS FUND, LP
(Exact name of registrant as specified in its charter)

Delaware	001-33096	20-5576760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Harrison Street, Suite 1530 Oakland, California 94612
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 522-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01.  Other Events

On January 4, 2018 after the close of trading on NYSE Arca, Inc., United States Natural Gas Fund, LP (the “Registrant”) effected a one-for-four reverse share split and post-split shares of the Registrant will begin trading on January 5, 2018. The Registrant previously announced the reverse share split in its press release dated December 22, 2017. As a result of the reverse share split, every four pre-split shares of the Registrant were automatically exchanged for one post-split share. Immediately prior to the reverse share split there were 97,466,476 shares of the Registrant issued and outstanding, each representing a net asset value (“NAV”) of $5.69049. Immediately after the reverse share split the number of issued and outstanding shares of the Registrant decreased to 24,366,619 not accounting for fractional shares, and the net asset value relating to each share increased to $22.76196. In connection with the reverse share split, the CUSIP number of the Registrant’s shares changed to 912318300. The Registrant’s ticker symbol, “UNG”, remains the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES NATURAL GAS FUND, LP
	By:	United States Commodity Funds LLC, its general partner

Date: January 4, 2018	By:	/s/ John P. Love
Name: John P. Love
Title: President